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                                    EXHIBIT 2

                   [CAPITAL PACIFIC HOLDINGS, INC. LETTERHEAD]

                                November 5, 1997

VIA FACSIMILE
AND U.S. MAIL

Mr. John M. Keilly
JMK Investments, Ltd.
4435 South Eastern Avenue
Las Vegas, Nevada 89119

Mr. Roger Nix
Touchstone Development Corporation
2800 West Sahara Avenue, Suite #4B
Las Vegas, Nevada 89102

        Re:   1,015,000 Shares of Common Stock of Capital Pacific Holdings, Inc.

Dear Messrs. Keilly and Nix:

        This letter shall confirm that Capital Pacific Holdings, LLC, a Delaware limited liability company, as the assignee of Capital Pacific Holdings, Inc., a Delaware corporation, has accepted the offer dated October 27, 1997, to sell 1,015,000 shares of common stock of Capital Pacific Holdings, Inc. owned by Roger Nix and pledged to JMK Investments, Ltd. Please be advised that Capital Pacific Holdings, LLC has transferred by wire today the deposit in the amount of $239,500.00 to Escrow Account Number 96104636-AG at United Title of Nevada, Inc. in Las Vegas, Nevada. Pursuant to the terms of the offer, the closing of the contemplated transaction is scheduled for November 14, 1997.

        Thank you for your professional courtesy and cooperation. If you have any questions concerning this matter, please do not hesitate to contact Mr. Wilkinson or me.

                             Very truly yours,

                             CAPITAL PACIFIC HOLDINGS, LLC,
                             a Delaware limited liability company

                             By:     CAPITAL PACIFIC HOLDINGS, INC.,
                                     a Delaware corporation, Managing Member

                                     By: /s/ Donald J. Sajor
                                         ------------------------------------
                                             Donald J. Sajor
                                             Vice President and General Counsel

cc:     Hadi Makarechian
        Dag Wilkinson
        Angelina S. Galindo - United Title of Nevada